UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2019

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑11981	52‑1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263‑2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Shares, no par value Common Stock Purchase Rights	Trading Symbol(s) MMAC MMAC	Name of each exchange on which registered Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On July 29, 2019, Mr. Steven S. Bloom resigned as a member of the board of directors (the “Board”), and of the Audit Committee, Compensation Committee and Governance Committee of MMA Capital Holdings, Inc. (the “Company”), effective immediately.   Mr. Bloom was an independent director and was Chair of the Audit Committee.

On July 31, 2019, the Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that, as a result of Mr. Bloom’s resignation, it was not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Company’s Board to consist of a majority of independent directors.

On July 31, 2019, the Company received a notice from Nasdaq acknowledging the fact that the Company does not meet the requirements of Nasdaq Listing Rule 5605.

The Nasdaq Listing Rules provide for a cure period during which the Company may regain compliance with Nasdaq Listing Rule 5605(b)(1).  Under Nasdaq Listing Rule 5605(b)(1)(A), the Company shall have until the earlier of its next annual meeting of stockholders or one year from occurrence of the event that caused the failure to comply with Nasdaq Listing Rule 5605(b)(1)(A) to regain compliance.

The Board intends to identify a candidate to replace Mr. Bloom and to appoint a new director who satisfies the independence requirement within the cure period provided under Nasdaq Listing Rule 5605(b)(1)(A).

The Company continues to maintain each of its committees (Audit, Compensation and Governance) with at least three independent members of the Board.  In addition, the Board has appointed Mr. Frederick W. Puddester, an independent director of the Company and member of the Audit Committee since 2012, as Interim Chairman of the Audit Committee, effective immediately.  The Board has previously determined that Mr. Puddester satisfies the independence requirements of Nasdaq’s listing rules and the Company’s guidelines and qualifies as an “audit committee financial expert” under SEC rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 3.01, on July 29, 2019, Mr. Steven S. Bloom resigned as a member of the Company’s Board, Audit Committee, Compensation Committee and Governance Committee, effective immediately.

Mr. Bloom confirmed that his resignation is for personal reasons and did not result from any disagreement with the Company or its auditors on any matter relating to the Company’s operations, policies or practices, including its internal controls or financial matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Holdings, Inc.

August 1, 2019	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer